UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) AUGUST 15, 2006
CRAWFORD & COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 30, 2005 Crawford & Company (the “Company”) executed a First Amended and Restated Credit Agreement (“Amended Revolving Credit Agreement”) to its existing $70.0 million Revolving Credit Agreement (“Revolving Credit Agreement”) dated October, 2003. The Amended Revolving Credit Agreement was filed as an exhibit to the Form 8-K filed by the Company on October 5, 2005. On June 16, 2006, the Company entered into Amendment No. 1 to the First Amended and Restated Credit Agreement (“Amendment No. 1 to the Amended Revolving Credit Agreement”). Amendment No. 1 to the Amended Revolving Credit Agreement was filed as an exhibit to the Form 8-K filed by the Company on June 22, 2006. On August 15, 2006, the Company entered into Amendment No. 2 to the First Amended and Restated Credit Agreement (“Amendment No. 2”). Amendment No. 2 is included herein as an Exhibit to this Form 8-K.
The stock of Crawford & Company International, Inc., a wholly-owned subsidiary of the Company, continues to be pledged as security under the agreement and the Company’s U.S. subsidiaries remain guarantors for the Company’s obligations under the agreement.
As a result of Amendment No. 2 to the Amended Revolving Credit Agreement the original provisions of the agreement have been modified at August 15, 2006 to increase the aggregate stated amount for the issuance of Letters of Credit to $20,000,000.

     Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions
10.1	Amendment No. 2 to First Amended and Restated Credit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY
By:	/s/ R. E. Powers, III
R. E. Powers, III
Assistant Corporate Secretary

Dated: August 17, 2006